AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense
(Unaudited)

(in millions, except per share data)	Quarter Ended December 31, 2022			Full-Year Ended December 31, 2022
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q4 2022 acquired IPR&D and milestones expense	$—	$3.65	$3.69	$454	$13.84	$13.88
Q4 2022 acquired IPR&D and milestones expense	243	(0.14)	(0.14)	243	(0.14)	(0.14)
Guidance including Q4 2022 acquired IPR&D and milestones expense	$243	$3.51	$3.55	$697	$13.70	$13.74

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